                     PREFERRED STOCK INVESTMENT AGREEMENT


  AGREEMENT dated as of December __, 1997 between PHP Healthcare Corporation (the "Company") and the investor whose name is set forth on the signature page of this Agreement (the "Investor").

  The parties hereto agree as follows:

                                   ARTICLE I

                     Purchase and Sale of Preferred Stock
                     ------------------------------------

  Section I.1  Purchase and Sale of Preferred Stock.  Upon the following terms
               ------------------------------------
and conditions, the Company shall issue and sell to the Investor shares of the Company's Series B Convertible Preferred Stock (the "Shares") having the rights, designations and preferences set forth in Schedule I hereto, and the Investor shall purchase from the Company the number of Shares designated on the signature page hereof.

  Section I.2  Purchase Price.  The purchase price for the Shares (the "Purchase
               --------------
Price") shall be $1,000 per share.

  Section I.3  The Closing.
               -----------

        (a) The closing of the purchase and sale of the Shares (the "Closing"), shall take place at the offices of the Company, at 10:00 a.m., local time on the later of the following: (i) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (ii) such other time and place and/or on such other date as the Investor and the Company may agree. The date on which the Closing occurs is referred to herein as the "Closing Date." There shall be one closing date for all Shares initially issued to Investors.

        (b) On the Closing Date, the Company shall issue and countersign, or cause to be issued and countersigned by its transfer agent, for delivery upon the order of the Investor certificates representing the number of Shares being purchased by the Investor, registered in the name of the Investor, or deposit such Shares into accounts designated by the Investor, and the Investor shall deliver to the Company the Purchase Price for such Shares by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

  Section I.4  Covenant to Register.
               --------------------

        (a) For purposes of this Section, the following definitions shall apply:

            (i) The terms "register," "registered," and "registration" refer to a registration under the Securities Act of 1933, as amended (the "Act"), effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or amendment thereto.

            (ii) The term "Registrable Securities" means (A) the shares of common stock issued or issuable upon conversion of the Shares, or (B) any securities of the Company or securities of any successor corporation issued pursuant to the provisions of Schedule I hereto or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares, which in either case (i) have not been resold pursuant to an effective registration statement or pursuant to Rule 144 under the Act or
(ii) may not be resold pursuant to Rule 144(k) under the Act. For purposes of this Agreement, securities will be considered ineligible for resale pursuant to Rule 144(k) under the Act unless the Company's transfer agent has accepted an instruction from the Company specifying that such securities are eligible for sale pursuant to Rule 144(k).

            (iii) The term "holder of Registrable Securities" includes any person who holds Shares which are convertible into Registrable Securities.

        (b) (i) The Company shall, as expeditiously as possible following the Closing, file a registration statement on Form S-3, or if Form S-3 is not then available, another appropriate form, covering the resale of all the Registrable Securities under Rule 415 and, to the extent applicable, Rule 416. The number of shares of Common Stock initially included in such registration statement shall be not less than the number which would be issuable upon conversion of the Shares including Shares subject to the Placement Agents' warrants if all thereof were to be converted at a conversion price equal to the market price of the Common Stock on the date the registration statement is filed. The

Company shall use its best efforts to cause such registration statement to become effective by April 1, 1998 (the "Initial Registration"). In the event such registration is not so declared effective or if at any time thereafter it does not include at least 100% of the number of Registrable Securities which would then be issuable upon conversion of the Shares (or any successor security) at the conversion price then in effect, any holder of Registrable Securities shall have the right to require by notice in writing that the Company register all or any part of the Registrable Securities held by such holder (a "Demand Registration") and the Company shall thereupon effect such registration in accordance herewith (which may include adding such shares to an existing shelf registration). The parties agree that if the holder of Registrable Securities demands registration of less than all of the Registrable Securities, the Company, at its option, may nevertheless file a registration statement covering all of the Registrable Securities. If such registration statement is declared effective with respect to all Registrable Securities, then so long as the Company is in compliance with its obligations under Subsection (d)(i) through
(v) hereof, the demand registration rights granted pursuant to this Subsection
(b) (i) shall not be applicable. The Company shall provide holders of Registrable Securities a reasonable opportunity, but not in excess of 5 days, to review any such registration statement or amendment or supplement thereto prior to the filing thereof. If the Registrable Securities are registered initially on a form other than Form S-3, the Company shall register the Registrable Securities on Form S-3 as soon as use of such form is permissible.

            (ii) The Company shall not be obligated to effect Demand Registration under Subsection (b)(i) if (1) all of the Registrable Securities held by the holder of Registrable Securities which are demanded to be covered by the Demand Registration are, at the time of such demand, included in an effective registration statement and the Company is in compliance with its obligations under Subsection (d) (i) through (v) hereof, or (2) such holder is not in compliance with its obligations under this Agreement, including without limitation Section 3.6 hereof.

            (iii) The Company may suspend the effectiveness of any such registration effected pursuant to this Subsection (b) in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Securities and Exchange Commission ("SEC"), and may suspend use of the prospectus included in the Registration Statement if such prospectus ceases to meet the requirements of Section 10 of the Act. The Company will immediately advise the holders of the registered securities of any such suspension, and will use its best efforts to cause such suspension to terminate at the earliest possible date. The Investor agrees that following receipt of any such notice, and until such suspension is terminated, the Investor will not make use of the suspended prospectus and will make no sales requiring delivery of such prospectus.

            (iv) If the registration statement covering all Registrable Securities is not effective by April 1, 1998, the Company shall pay the Investor in cash an amount equal to 3% of the Purchase Price of the Shares then held by the Investor for each 30 day period thereafter until such registration statement is effective (pro-rata as to a period of less than 30 days). An amount equal to 0.1% of the total Purchase Price of Shares and any Registrable Securities then held by Investor shall also be paid to the Investor in cash with respect to each day in excess of 30 days in any calendar year that the effectiveness of the Registration Statement or use of the prospectus is suspended as set forth in
Section 1.4 (b)(iii) or the prospectus is otherwise unavailable for use by sellers of Registrable Securities including, without limitation, pursuant to
Section 1.4(b)(v). Any payment hereunder shall be made not later than five business days after the end of the period with respect to which such payment is due. The "Purchase Price" of Registrable Securities shall be, in the case of Registrable Securities derived from conversion or substitution of Shares, the Purchase Price of such Shares. This subsection is in addition to the provisions of Section 7.2(a) hereof.

            (v) Notwithstanding the foregoing Section 1.4(b)(i), subject to the Investor's rights to receive payments under Section 1.4(b)(iv), if the Board of Directors of the Company, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company or any of its subsidiaries (a "Valid-----Business Reason"), (x) the
                                      ---------------------------
Company may postpone filing a registration statement relating to the Registrable Securities until such Valid Business Reason no longer exists, but in no event for more than three months, and (y) in case a registration statement has been filed relating to the Registrable Securities, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until such Valid Business Reason no longer exists, but in no event for more than three months (such period of postponement or withdrawal under sub clause (x) or (y) of this
Section 1.4(b)(v), the "Postponement Period"); and the Company shall give the
                       ---------------------
Investor written notice of its determination to postpone or withdraw the registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof provided, however, that any such postponement or withdrawal shall be subject to the payment by the Company of the payments provided for in
Section 1.4(b)(iv) hereof.

        The Investor agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (y) above, the Investor will discontinue any disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Investor's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than three months after the date of the postponement or withdrawal), use its best efforts to effect the registration under the Securities Act of Registrable Securities covered by the withdrawn or postponed registration statement.

        (c) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Investor) any of its stock or other securities under the Act in connection with a public offering of such securities (other than a registration on Form S-4, Form S-8 or other limited purpose form) and all Registrable Securities have not theretofore been included in a registration statement under Subsection (b) which remains effective, the Company shall, at such time, promptly give all holders of Registrable Securities written notice of such registration. Upon the written request of any holder of Registrable Securities given within twenty (20) days after receipt of such notice by the holder of Registrable Securities, the Company shall use its reasonable best efforts to cause to be registered under the Act all Registrable Securities that such holder of Registrable Securities requests to be registered. However, the Company shall have no obligation under this Subsection (c) to the extent that, with respect to registration of a public offering for the account of the Company, the managing underwriter of such public offering reasonably notifies such holder(s) in writing of its determination that the Registrable Securities or a portion thereof should be excluded therefrom. The rights of the Investor and the obligations of the Company under this subsection are subject to any prior registration rights of other shareholders of the Company which are disclosed in Exhibit A hereto.

        (d) Whenever required under this Section to effect the registration of any Registrable Securities, including, without limitation, the Initial Registration, the Company shall, as expeditiously as reasonably possible:

            (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration to become effective as provided in Section 1.4(b)(i), and keep such registration statement effective for so long as any holder of Registrable Securities desires to dispose of the securities covered by such registration statement, or, if earlier, until such Registrable Securities may be sold under Rule 144(k) (provided that the Company's transfer agent has accepted an instruction from the Company to such effect).

            (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and notify the holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

            (iii) Furnish to each holder of Registrable Securities such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the registration statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such holder of Registrable Securities may reasonably require in order to facilitate the disposition of Registrable Securities owned by such holder of Registrable Securities.

            (iv) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by a holder of Registrable Securities and keep such registration or qualification effective as long as required to permit sale of Registrable Securities thereunder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (v) Notify each holder of Registrable Securities immediately of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its reasonable best efforts to promptly update and/or correct such prospectus.

            (vi) Furnish at the request of any holder of Registrable Securities included therein (1) an opinion of counsel to the Company, dated the effective date of the registration statement, covering compliance of the registration statement, as to form, with the requirements of the Act and the rules thereunder, and covering the matters covered in the opinion filed as an exhibit to the registration statement, and (2) a letter or letters of the Company's independent public accountants in form and substance reasonably satisfactory to such holder.

            (vii) Use its best efforts to list the Registrable Securities covered by such registration statement with any national market or securities exchange on which the Common Stock is then listed.

            (viii) Make available for inspection by the holder of Registrable Securities, upon request, all SEC Documents (as defined below) filed subsequent to the Closing and require the Company's representatives to supply all information reasonably requested by any holder of Registrable Securities in connection with such registration statement.

        (e) Each holder of Registrable Securities will furnish to the Company in connection with any registration under this Section such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities held by such holder of Registrable Securities. The Investor shall provide such data as of Closing. The intended method of disposition (Plan of Distribution) of such securities as so provided by Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of the Investor.

        (f) (i) The Company shall indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Subsections (b) or (c) (each, a "Selling Shareholder") and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable
                      --------
in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission so made in conformity with information furnished by such indemnified party in writing specifically for use in the registration statement; provided further, that the Company shall not be
                        ----------------
liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) a Selling Shareholder under an obligation to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof from such Selling Shareholder failed to do so and (ii) the prospectus would have corrected such untrue statement or omission; and provided further, that the Company shall not be liable in any
              ----------------
such case to the extent that any Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and if, having previously been furnished by or on behalf of the Company with copies of the prospectuses so amended or supplemented and having been obligated to deliver such prospectuses, the Selling Shareholder thereafter failed to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof from such Selling Shareholder.

            (ii) In the event of any registration under the Act of Registrable Securities pursuant to Subsections (b) or (c), each holder of such Registrable Securities hereby severally agrees to indemnify, defend and hold harmless the Company, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that such holders will be liable in any such case to the
--------
extent, and only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished in an instrument duly executed by such holder specifically for use in the registration statement.

            (iii) Promptly after receipt by any indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify shall not relieve the indemnifying party from any Liability which it may have to the indemnified party other than under this section and shall only relieve it from any Liability which it may have to the indemnified party under this section if and to the extent it is actually prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of liaison with counsel so selected, provided, however, that if the defendants in any such
                     --------
action include both the indemnifying party and such indemnified party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with (subject to the following sentence) the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. If the Company is the indemnifying party it shall pay the reasonable expenses and fees of only one separate counsel whose selection is approved by the largest group of similarly situated indemnified parties as measured by the aggregate par value of such Registrable Securities owned by such group. Any indemnified party who chooses not to be represented by the foregoing separate counsel shall be entitled, at its own expense, to be represented by counsel of its own selection.

        (g) (i) With respect to the inclusion of Registrable Securities in a registration statement pursuant to Subsections (b) or (c), all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Company; provided, however, that any Selling Shareholders participating in such registration shall bear their own share of the underwriting discounts and commissions, and transfer taxes if any, incurred by them in connection with such registration.

            (ii) The fees, costs and expenses of registration to be borne by the Company as provided in this Subsection (g) shall include, without limitation, all registration, filing and New York Stock Exchange ("NYSE") fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Subject to appropriate agreements as to confidentiality, and upon reasonable advance notice from the holder or its counsel, the Company shall make available to counsel for the holders of Registrable Securities such documents and personnel as may be required to permit reasonable due diligence. Fees and disbursements of counsel and accountants for the Selling Shareholders shall be borne by the respective Selling Shareholders. Nothing herein shall require the Company to postpone filing the registration statement or delay its effectiveness.

        (h) Subject to Section 2.2(d), the rights to cause the Company to register all or any portion of Registrable Securities pursuant to this Section may be assigned by Investor to a transferee or assignee of at least 1,000 Shares or the entire amount held by the Investor (subject to adjustment for stock splits, stock dividends and similar recapitalizations) or the Registrable Securities derived from such Shares. Any transferee asserting registration rights hereunder shall agree to be bound by the applicable provisions of this Agreement.

            (i) From and after the date of this Agreement, the Company shall not agree to allow the holders of any securities of the Company to include any of their securities in any registration statement filed by the Company pursuant to Subsection (b) unless such inclusion will not reduce the amount of the Registrable Securities included therein.


                                  ARTICLE II

                        Representations and Warranties
                        ------------------------------

  Section II.1  Representations and Warranties of the Company.  The Company
                ---------------------------------------------
hereby makes the following representations and warranties to the Investor:

        (a)  Organization and Qualification.  The Company is a corporation duly
             ------------------------------
incorporated and existing in good standing under the laws of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any material subsidiaries except as listed in Exhibit A hereto or in the SEC Documents (as hereinafter defined). The Company and each such subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not reasonably be expected to have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries taken as a whole.

        (b) Authorization; Enforcement. (i) The Company has the requisite
            --------------------------
corporate power and authority to enter into and perform this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

        (c) Capitalization. The authorized capital stock of the Company consists
            --------------
of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock; there are approximately 11,500,000 shares of Common Stock and no shares of preferred stock issued and outstanding; and, upon issuance of the Shares in accordance with the terms hereof and pursuant to similar agreements of like tenor, there will be 11,500,000 shares of Common Stock and approximately 100,000 shares of Series B preferred stock issued and outstanding. All of the outstanding shares of the Company's Common Stock have been validly issued and are fully paid and nonassessable. Except as set forth in Exhibit A hereto or as described in the SEC Documents, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, convertible securities, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Charter"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

        (d)  Issuance of Shares.  The issuance of the Shares has been duly
             ------------------
authorized and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued, fully paid and non-assessable and entitled to the rights and preferences set forth in Schedule I hereto. The Common Stock issuable upon conversion of the Shares will be duly authorized and reserved for issuance and, upon conversion in accordance with the Certificate of Designation to be filed by the Company to establish the rights and preferences of the Shares, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or adverse claims, and the holders shall be entitled to all rights and preferences accorded to a holder of Common Stock.

        (e) No Conflicts. The execution, delivery and performance of this
            ------------
Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investor and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing (other than the filing of a Certificate setting forth the terms of the Shares with the Delaware Secretary of State) or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any SEC, NYSE or state securities filings which may be required to be made by the Company and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein. The Investor will not, solely as a result of the conversion of the Shares, become an "Acquiring Person" under the Company's shareholder rights plan, provided that the Investor complies with the provisions of this Agreement and Schedule I.

        (f)  SEC Documents, Financial Statements.  The Common Stock of the
             -----------------------------------
Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, except as set forth on Exhibit A, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Investor true and complete copies of the quarterly and annual (including, without limitation, proxy information and solicitation materials) SEC Documents filed with the SEC since April 30, 1997. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder except as set forth on Exhibit A and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except as set forth on Exhibit A. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto, except as set forth on Exhibit A,. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        (g) No Material Adverse Change. Since October 31, 1997, the date through
            --------------------------
which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no event which would reasonably be expected to have a Material Adverse Effect has occurred or exists with respect to the Company or its subsidiaries except as otherwise disclosed or reflected in other SEC Documents prepared through or as of a date subsequent thereto, or as set forth on Exhibit A.

        (h) No Undisclosed Events or Circumstances.  No event or circumstance
            --------------------------------------
has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except as set forth on Exhibit A.

        (i) No General Solicitation. Neither the Company, nor any of its
            -----------------------
affiliates, or, to its knowledge, any person acting on its or their behalf (including Cappello Capital Corp. and Saybrook Capital Corp. (the "Placement Agents")), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Shares.

        (j) No Integrated Offering. Neither the Company, nor any of its
            ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Act.

        (k) Approval Commitments. The Company has received binding assurance
            --------------------
from its executive officers and directors and certain shareholders including Jack M. Mazur, Michael D. Starr, Lynn Mazur, VACHR, Inc., Charles P. Reilly, Michael Gallagher and Shamrock Investments to the effect that such persons will vote all their shares in favor of such approval of the transactions contemplated hereby as may be necessary to comply with any rule or regulation of the NYSE or any other regulatory agency. The Company's voting agreement with Charles H. Robbins, as described in the Company's most recent Proxy Statement, remains in full force and effect.

        (l) Stand-Off Commitments. The Company has received binding assurances
            ---------------------
from Jack M. Mazur, Lynn Mazur, VACHR, Inc., Charles P. Reilly, Michael Gallagher and Shamrock Investments that none of them will sell more than 25,000 shares of Common Stock of the Company during the 8 1/2 month period following the closing date without the approval of the placement agents, except for sales at a net price in excess of $25 per share.

  Section II.2  Representations and Warranties of the Investor.  The Investor
                ----------------------------------------------
hereby makes the following representations and warranties to the Company:

        (a) Authorization, Enforcement. (i) Such Investor has the requisite
            --------------------------
power and authority to enter into and perform this Agreement and to purchase the Shares being sold hereunder, (ii) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

        (b)  No Conflicts.   The execution, delivery and performance of this
             ------------
Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) result in a violation of the Investor's charter documents or By-Laws or (ii) conflict with any agreement, indenture or instrument to which Investor is a party, or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Investor. The business of the Investor is not being conducted in violation of any law or regulation of any governmental entity, except for possible violations which either singly or in the aggregate would not reasonably be expected to have a material adverse effect on the Investor's ability to perform its obligations under this Agreement.. The Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement. The data to be provided by the Investor in connection with registering the Registrable Securities under the Act will be true and correct in all material respects.

        (c)  Investment Representation.  The Investor is purchasing the Shares
             -------------------------
for its own account for investment and not with a view to distribution otherwise than in compliance with the Act. Investor has no present intention to sell the Shares and Investor has no present arrangement (whether or not legally binding) to sell the Shares to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

        (d)  Transfer Restriction.  The Investor shall not, directly or
             --------------------
indirectly sell, assign, transfer, encumber or otherwise dispose of (collectively, "Transfer") or permit any Transfer to occur, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, any Shares, except as permitted by the following sentence. With the prior written consent of the Company, which consent shall not be unreasonably withheld, the Investor shall be permitted to Transfer Shares to a Person that assumes all of the Investor's obligations under this Agreement pursuant to a written instrument in the form attached as an Exhibit to this Agreement. If Investor makes written application to the Company for such consent, designating the name and address of the proposed transferee, and undertaking to obtain from such transferee an instrument of assumption in the form attached as an Exhibit to this Agreement, the Company shall state its consent or refusal to consent to such transfer, in writing, not later than 2 business days after receipt of such application by the Company. If the Company fails to respond within 2 business days, Investor shall be free to proceed with the proposed transfer but shall nevertheless obtain an instrument of assumption from the transferee. Notwithstanding the foregoing provisions of this subsection, the Company's consent to a transfer shall not be required if the Registrable Securities of the Investor are not covered by an effective registration statement under which a current prospectus is available. An Investor may transfer the lesser of (i) all the Shares held by the Investor, or (ii) 1,000 shares, without the consent of the Company, but shall obtain from the transferee an instrument of assumption in the form attached as an Exhibit to this Agreement.

        (e)  Accredited Investor.  The Investor is an accredited investor as
             -------------------
defined in Rule 501 promulgated under the Act. The Investor has such knowledge and experience in financial and business matters in general, and investments in particular, so that the Investor is able to evaluate the merits and risks of an investment in the Shares and to protect its own interests in connection with such investment. In addition (but without limiting the effect of the Company's representations and warranties contained herein), the Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Shares pursuant hereto. The Investor acknowledges that no representation or warranty is made by the Placement Agents or any persons representing the Placement Agents with respect to the Company or sale of the Shares.

        (f) Rule 144. The Investor understands that there is no public trading
            --------
market for the Shares, that none is expected to develop, and that the Shares must be held indefinitely unless such Shares or securities into which the Shares are converted are registered under the Act or an exemption from registration is available. The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.


                                  ARTICLE III

                                   Covenants
                                   ---------

  Section III.1  Securities Compliance.
                 ---------------------

        (a) The Company shall notify the SEC and NYSE, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and Common Stock issuable upon conversion thereof to the Investor or subsequent holder.

        (b) The Investor understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Shares.

  Section III.2  Registration and Listing.  Until one (1) year after all Shares
                 ------------------------
have been converted into Common Stock, the Company will cause its Common Stock (or other securities into which the Shares are convertible) to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts, except as permitted herein. Until one (1) year after all Shares have been converted into Common Stock the Company will use commercially reasonable efforts to continue the listing or trading of its Common Stock (or other securities into which the Shares are convertible) on the NYSE and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NYSE.

  Section III.3  Stockholder Approval.  The Company will use its commercially
                 --------------------
reasonable efforts to notice and hold a stockholders meeting as promptly as practicable and in any event not later than February 28, 1998 to obtain any stockholder approvals required by the Company (including those required by all applicable agreements between the Company and the NYSE) to allow for issuance of Common Stock upon conversion of the Shares.

  Section III.4  Sale Restrictions.  Following conversion of the Shares into
                 -----------------
Common Stock of the Company, Investor will not on any trading day offer or sell publicly on NYSE or on the principal exchange on which the Common Stock is traded, or on any other securities market or securities exchange, on a net basis, more than the following number of such shares of Common Stock: the greater of (i) 10% of the average daily trading volume of the Common Stock for the five trading days immediately preceding such sale as reported by NYSE or by such principal exchange, (ii) 10,000 shares, or (iii) 10% of the trading volume of the Common Stock on the day of such sale, as reported by NYSE or by such principal exchange.

  Section III.5  Conversion Rights.  Investor shall not be entitled to convert
                 -----------------
any Share into Common Stock of the Company if following conversion of such Share the Investor and its affiliates (within the meaning of the Exchange Act) shall be the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of 5% or more of the Common Stock of the Company. The provisions of this Section cannot be amended.

  Section III.6  Hedging Restrictions.  Investor and its affiliates agree not to
                 --------------------
engage in any short sales, swaps, purchasing of puts, or other hedging activities that involve the direct or indirect use of the Common Stock to hedge its investment in the Shares, but the Investor may write call options if the call exercise price is greater than the lesser of the effective Conversion Price on the day that the call is written or the closing price of the Common Stock on the day prior to the day that the call is written. This Section shall not apply to transactions not solicited or directed by Investor and in which Investor has no beneficial interest made on behalf of third-party clients who are not holders of Shares. This Section shall not apply to short sales made within 3 days of Conversion of Shares in amounts not greater than the number of shares issuable upon conversion, if the shares issuable upon conversion are used to cover the short sale. The provisions of this Section are binding upon any affiliates of the Investor and any affiliates of any transferee of any of the Shares.


                                  ARTICLE IV

                                  Conditions
                                  ----------

  Section IV.1  Conditions Precedent to the Obligation of the Company to Sell
                -------------------------------------------------------------
the Shares.  The obligation hereunder of the Company to issue and/or sell the
----------
Shares to the Investor is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

        (a)  Accuracy of the Investor's Representations and Warranties.  The
             ---------------------------------------------------------
representations and warranties of the Investor shall be true and correct in all material respects.

        (b)  Performance by the Investor.  The Investor shall have performed all
             ---------------------------
agreements and satisfied all conditions required to be performed or satisfied by the Investor at or prior to the Closing.

        (c)  No Injunction.  No statute, rule, regulation, executive order,
             -------------
decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

  Section IV.2  Conditions Precedent to the Obligation of the Investor to
                ---------------------------------------------------------
Purchase the Shares.  The obligation hereunder of the Investor to acquire and
-------------------
pay for the Shares is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

        (a)  Accuracy of the Company's Representations and Warranties.  The
             --------------------------------------------------------
representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

        (b)  Performance by the Company.  The Company shall have performed all
             --------------------------
agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

        (c)  Listing.  The Company's Common Stock shall remain listed and
             -------
continue to trade on the NYSE. Prior to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC or the NYSE (other than a temporary suspension of not more than one day) and trading in securities generally as reported by the NYSE shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by NYSE.

        (d)  No Injunction.  No statute, rule, regulation, executive order,
             -------------
decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

        (e)  Opinion of Counsel, Etc.   At the Closing the Investor shall have
             -----------------------
received an opinion of counsel to the Company in the form attached hereto and such other certificates and documents as the Investor or its counsel shall reasonably require incident to the Closing.


                                   ARTICLE V

                                Legend on Stock
                                ---------------

  Each certificate representing the Shares and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT
     AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION
     FROM SUCH REGISTRATION REQUIREMENTS.

  The Company agrees to reissue certificates representing the Shares or, if applicable, the securities issued upon conversion thereof without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Shares (or securities issued upon conversion thereof) pursuant to Rule 144(k) under the Act, (ii) the securities are sold to a purchaser or purchasers who (in the opinion of counsel to such purchasers, in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act, or (iii) such securities are sold pursuant to an effective registration statement under the Act.

  Each certificate representing the Shares shall also be stamped or otherwise imprinted with a legend substantially in the following form:

     THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A PREFERRED STOCK INVESTMENT AGREEMENT BETWEEN THE CORPORATION AND
     THE HOLDER HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE
     CORPORATION.


                                  ARTICLE VI

                                  Termination
                                  -----------

  Section VI.1  Termination by Mutual Consent.  This Agreement may be terminated
                -----------------------------
at any time prior to the Closing by the mutual written consent of the Company and the Investor.

  Section VI.2  Other Termination.  This Agreement may be terminated by action
                -----------------
of the Board of Directors or other governing body of the Investor or the Company at any time if the Closing shall not have been consummated by the fifth business day following the date of this Agreement.

  Section VI.3  Automatic Termination.  This Agreement shall automatically
                ---------------------
terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth business day following the date of this Agreement.


                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

  Section VII.1  Fees and Expenses.  Except as otherwise set forth in Section
                 -----------------
1.4 hereof, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company will compensate the Placement Agents and will indemnify them against certain liabilities. The Placement Agent's compensation includes a cash payment in an amount equal to approximately 5% of the Purchase Price of Shares sold by the Company, and the issuance of warrants to the Placement Agents to purchase that number of Shares equal to not more than 5% of the number of Shares sold. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto.

  Section VII.2  Specific Enforcement, Consent to Jurisdiction.
                 ---------------------------------------------

        (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

        (b) Each of the Company and the Investor (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

  Section VII.3  Entire Agreement: Amendment.  This Agreement contains the
                 ---------------------------
entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

  Section VII.4  Notices.  Any notice or other communication required or
                 -------
permitted to be given hereunder shall be in writing and shall be effective
(a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

               to the Company:   Mr. Jack M. Mazur, President
                                 PHP Healthcare Corporation
                                 11440 Commerce Park Drive
                                 Reston, Virginia  20191
                                         Fax: (703) 758-0680

               with a copy to:   Fried, Frank, Harris, Shriver & Jacobson
                                 1001 Pennsylvania Avenue
                                 Suite 800
                                 Washington, D.C.  20004
                                 Attn:  Andrew P. Varney
                                        Fax: (202) 639-7003

               to the Investor:  At the address set forth at the foot of this
                                 Agreement, with copies to Investor's counsel as
                                 set forth at the foot of this Agreement or as
                                 specified in writing by Investor
               with a copy to:   Gerard K. Cappello
                                 Cappello Capital Corp.
                                 1299 Ocean Avenue, Suite 306
                                 Santa Monica, California  90401
                                        Fax: (310) 393-4838


Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other party hereto.

  Section VII.5  Waivers.  No waiver by either party of any default with respect
                 -------
to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

  Section VII.6  Headings.  The headings herein are for convenience only, do not
                 --------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

  Section VII.7  Successors and Assigns.  Except as otherwise provided herein,
                 ----------------------
this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party.

  Section VII.8  No Third Party Beneficiaries.  This Agreement is intended for
                 ----------------------------
the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

  Section VII.9  Governing Law.  This Agreement shall be governed by and
                 -------------
construed and enforced in accordance with the internal laws of New York without regard to such state's principles of conflict of laws.

  Section VII.10  Survival.  The representations and warranties of the Company
                  --------
and the Investor contained in Article II and the agreements and covenants set forth in Articles I, III, V and VII shall survive the Closing.

  Section VII.11  Execution.  This Agreement may be executed in two or more
                  ---------
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed signature page(s) to be physically delivered to the other party within five days of the execution hereof.

  Section VII.12  Publicity.  The Company agrees that it will not disclose, and
                  ---------
will not include in any public announcement, the name of the Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.


                              PHP Healthcare Corporation


                              By:
                                 ------------------------------
                                   Name:  Jack M. Mazur
                                   Its:  President


Number of Shares              THE INVESTOR


                              By:
-------------------              ------------------------------
                                   Name:
Dollar Amount at              Its:
$1,000 per share              Investor's address:

$
 ------------------              Name and address of Investor's counsel: